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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K




                                CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                     DATE OF REPORT:  SEPTEMBER 25, 1996



                             THE DIAL CORPORATION
            (Exact Name of registrant as specified in its charter)






        DELAWARE                          1-11793         51-0374887
(State  or  Other  Jurisdiction  of       (Commission     (I.R.S. Employer
Incorporation  or  Organization)          File Number)    Identification  No.)



1850  NORTH  CENTRAL  AVENUE
     PHOENIX,  ARIZONA                                              85004-4525
(Address  of  principal  executive  offices)                        (Zip Code)



Registrant's  Telephone  Number,  Including  Area  Code  (602)  207-2800


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ITEM  5.    OTHER  EVENTS.

In a press release dated September 25, 1996, The Dial Corporation ("Dial") announced that it is planning restructuring charges in the third quarter to streamline its management and administrative organization, eliminate approximately 250 positions and sell or discontinue a number of underperforming brands and related assets. Dial expects to take a one-time write-off of about $31 million after-tax (equal to $.34 per share)in the third quarter of 1996 to cover all costs associated with the streamlining. Final determination of the charges will be completed in the third quarter closing.

A copy of the press release issued by Dial is attached as Exhibit 20 to this report.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)    Exhibit.

          (20)    Press  Release

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE  DIAL  CORPORATION
                                             By:  /s/  Lowell  L.  Robertson

                                             -------------------------------

                                             Lowell  L.  Robertson
                                             (Vice  President  and Controller)

DATE:    October 3,  1996